Computation of Earnings Per Share                                   EXHIBIT 11.1
Carolina First Corporation and Subsidiaries


                                                        Three Months Ended
                                                          March 31, 1998
                                                        ------------------
BASIC
Net income..................................................$4,694,000
Less dividends on preferred stock...........................         0
                                                            -----------
Net income applicable to common
   shareholders (numerator).................................$4,694,000
                                                            ===========

Average common shares outstanding
   (denominator)............................................16,588,163

Per share amount.................................................$0.28
                                                            ===========

DILUTED
Net income (numerator)......................................$4,694,000

Average common shares outstanding...........................16,588,163
Dilutive average shares outstanding under options...........   802,304
Exercise prices........................................$4.81.to.$21.56
Assumed proceeds on exercise................................10,929,294
Average market value per share.........................         $23.34
Less:  Treasury stock purchased with the assumed
   proceeds from exercise of options........................   468,265
                                                            -----------
Adjusted average shares.....................................16,922,202
                                                            -----------
Convertible preferred stock assumed
   converted.........................................................0
Average diluted shares outstanding
                                                            -----------
   (denominator)............................................16,922,202
                                                            -----------

Per share amount.................................................$0.28
                                                            ===========